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Exhibit 5.1

January 11, 2008

HSW International, Inc.
Suite 1500
One Capital City Plaza
3350 Peachtree Road
Atlanta, GA 30326

Re:
Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as legal counsel to HSW International, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-147339), as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration of up to an aggregate of 7,000,000 shares of the common stock of the Company, par value $0.001 (the "Common Stock"), covered by the Registration Statement (the "Shares"). The Registration Statement relates to the sale from time to time, pursuant to Rule 415, by certain stockholders (the "Selling Stockholders") of the Company of up to 7,000,000 shares of Common Stock. The facts, as we understand them, are set forth in the Registration Statement and the prospectus, which is part of the Registration Statement.

        With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

        A.    The Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 99.2 to the Company's Registration Statement on Form 8-A, filed with the Commission on October 2, 2007);

        B.    The Second Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company's current report on Form 8-K, filed with the Commission on December 18, 2007);

        C.    The Registration Statement;

        D.    The prospectus, which is part of the Registration Statement;

        E.    The resolutions of the Board of Directors of the Company relating to the approval of the merger and related transactions; and

        F.     Such other certificates, statutes, and other instruments and documents as we considered relevant and necessary.

        Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that as of the date hereof the Shares to be issued and delivered by the Company to the Selling Stockholders as described in the Registration Statement have been duly authorized by all necessary corporate action of the Company and, once issued and delivered as described in the Registration Statement, will be legally issued, fully paid, and non-assessable.

        Our opinion is limited to the legality of matters under federal securities laws and the General Corporation Law of the State of Delaware, including judicial interpretation of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

        This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm, or corporation for any purpose, without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

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  Exhibit 5.1